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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 1997
                                                 -----------------

                    CAPITAL GROWTH MORTGAGE INVESTORS, L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                   33-7707                   13-3434580
          --------                   -------                   ----------
(State or other jurisdiction  (Commission File Number)        (IRS Employer
      of incorporation)                                  Identification Number)

3 World Financial Center, 29th Floor, New York, New York              10285-2900
--------------------------------------------------------              ----------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (212) 526-3062
                                                   --------------


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                      INFORMATION TO BE INCLUDED IN REPORT



Item 5.         Other Events.

        As described in the Partnership's Form 8-K report dated February 5,
1997 (the "February 5th 8-K"), the Partnership holds a zero-coupon mortgage loan (the "Hotel Loan") made to the owner of the Grand Hyatt San Francisco hotel
(the "Hotel Borrower"), whose general partner is an affiliate of the General Partner. The Hotel Loan was secured by a second mortgage encumbering the Grand Hyatt San Francisco Hotel (the "Hotel"). The Hotel Loan accrued interest at 11% per annum and matured (subject to extension as provided in the original documents, and as described in the February 5th 8-K) on January 2, 1997.

        In late 1996, as described in the February 5th 8-K, the Hotel Borrower agreed to sell the Hotel to an unaffiliated third party (the "Purchaser") at a price of $126,900,000 (subject to adjustments) (the "Sale"). The Sale was subject to certain conditions described in a purchase and sale agreement, dated as of November 4, 1996, entered into between Hotel Borrower and Purchaser. The closing of the Sale occurred on February 21, 1997. As a result of such Sale, the Partnership received $30,250,000 (the "Pay-off Proceeds") in full satisfaction of all of Hotel Borrower's obligations to the Partnership (including unsecured debt obligations and the obligation to reimburse the Partnership for certain costs). Based on the Pay-off Proceeds received, the Partnership intends to make a distribution to its unitholders of approximately $4 per unit.

        As described in the February 5th 8-K, certain holders of Units of the Partnership commenced an action (the "Litigation") in the Delaware Chancery Court against the General Partner, the Hotel Borrower, its general partner, and others on January 24, 1997, seeking to invalidate the Partnership's acceptance of a discounted pay-off of the Hotel Loan pursuant to an Allocation and Release Agreement (the "Allocation Agreement"), dated as of November 1, 1996, entered into between Hotel Borrower and the Partnership. The Litigation does not, however, challenge the closing of the Sale, but merely the allocation of the proceeds from such Sale in accordance with the terms of the Allocation Agreement.

        To minimize the risk that the Litigation might impede the closing of the Sale, the Partnership and Hotel Borrower entered into a Non-Distribution and Security Agreement, dated as of February 21, 1997, and related documents, pursuant to which certain net sales proceeds from the Sale otherwise distributable to the Hotel Borrower, in the amount of approximately $6,911,148.81, were deposited in a restricted bank account (the "Blocked Account") with a nationally recognized commercial bank ("Deposit Bank"). The terms of the Blocked Account generally prohibit the release of any funds therefrom on or prior to April 21, 1997. In addition, Hotel Borrower granted the Partnership a security interest in the Blocked Account until April 21,
1997, to secure certain of Hotel Borrower's obligations to the Partnership, as they may be determined by the Litigation. If the Litigation is not resolved on or prior to April 21, 1997, or the Blocked Account is not extended by mutual agreement of the Hotel Borrower and the Partnership or by order of the court, Hotel Borrower will receive the funds held therein, free from the Partnership's security interest in such funds. There can be no assurance that the Litigation will be resolved, the Blocked Account extended or a court order obtained on or prior to April 21, 1997. The Partnership and its General Partner are continuing their efforts to resolve the Litigation.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CAPITAL GROWTH MORTGAGE INVESTORS, L.P.,
                                   A DELAWARE LIMITED PARTNERSHIP (REGISTRANT)

                                   By: CG REALTY FUNDING, INC.,
                                   A DELAWARE CORPORATION

                                   By:      /s/ Daniel M. Palmier
                                      ------------------------------------
                                                Daniel M. Palmier,
                                             Vice President and Chief
                                                Financial Officer

Dated: February 26, 1997



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